UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  December 30, 2008

InfoLogix, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33521	20-1983837
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 E. County Line Road, Hatboro, Pennsylvania		19040
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (215) 604-0691

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On December 30, 2008, InfoLogix, Inc. received an agreement from General Electric Power Systems (“GE Power”) for the deployment of 1,200 wireless enterprise class mobile devices to support their field service engineers to support an efficient inspection and field maintenance of their wind turbine power generator. InfoLogix will provide GE Power a fully integrated, hand-held mobile solution which leverages the latest advancements in wireless mobile technology, and supported by an extended maintenance program.

In order to simplify the production rollout of the solution for GE Power, InfoLogix will provide logistics support, including software provision and configuration of the 1,200 wireless mobile devices bound for GE Power field service engineers. Each unit will incorporate asset tag technology, and InfoLogix will be managing these assets through its web-based customer care portal for future asset tracking, maintenance and software management of the GE Power mobile solution.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOLOGIX, INC.

Date: December 30, 2008	By:	/s/ John A. Roberts
John A. Roberts
Chief Financial Officer